STATE FARM MUTUAL FUND TRUST
                          ----------------------------

                              EXHIBIT SUB-ITEM 77C


Submission of matters to a vote of security holders.

(a) A special meeting of the registrant's security holders was held on June 17,2005.



(b) The following individuals were elected to serve on the Board of Trustees until the next meeting of shareowners called for this purpose and until their successors shall be elected and qualified:

         Edward B. Rust Jr.
         Michael L. Tipsord
         Thomas M. Mengler
         James A. Shirk
         Donald A. Altorfer
         Victor J. Boschini
         David L. Vance
         Alan R. Latshaw

    There are no other trustees now in office.



(c) Matters voted upon:
                 	                  Votes    Votes
                                          Cast     Cast
                 Matter                   For      Against   Abstentions  Result
    --------------------------------   ----------  --------  -----------  ------
    Approve Manager of Managers        18,102,847   135,745    266,593   Adopted
    Structure for the State Farm
    Equity Fund.

    Approve Manager of Managers
    Structure for the State Farm        6,792,674    66,246     88,099   Adopted
    Small Cap Equity Fund.

    Approve Manager of Managers         5,941,252    21,941     54,673   Adopted
    Structure for the State Farm
    International Equity Fund.

    Approve Manager of Managers        20,022,208   489,145  1,495,024    Quorum
    Structure for the State Farm                                         not met
    S&P 500 Index Fund.                                            (not adopted)

    Approve Manager of Managers         9,426,005   145,603    437,563   Adopted
    Structure for the State Farm
    Small Cap Index Fund.

    Approve Manager of Managers         7,483,949    93,882    254,697   Adopted
    Structure for the State Farm
    International Index Fund.

    Approve Manager of Managers        15,035,819   220,576    447,878   Adopted
    Structure for the State Farm
    Bond Fund.

    Approve Manager of Managers         7,093,633    22,223    137,832   Adopted
    Structure for the State Farm
    Tax Advantaged Bond Fund.

    Approve Manager of Managers       45,898,401  1,174,565  4,037,024   Adopted
    Structure for the State Farm
    Money Market Fund.

    Approve Manager of Managers         4,191,715    90,150    316,592   Adopted
    Structure for the State Farm
    LifePath Income Fund.

    Approve Manager of Managers         7,127,766   170,520    463,070    Quorum
    Structure for the State Farm                                         not met
    LifePath 2010 Fund.                                            (not adopted)

    Approve Manager of Managers         8,114,045   187,735    543,825    Quorum
    Structure for the State Farm                                         not met
    LifePath 2020 Fund.                                            (not adopted)

    Approve Manager of Managers         4,152,083   122,268    327,186    Quorum
    Structurefor the State Farm                                          not met
    LifePath 2030 Fund.                                            (not adopted)

    Approve Manager of Managers         2,033,462    52,522    236,406    Quorum
    Structure for the State Farm                                         not met
    LifePath 2040 Fund.                                            (not adopted)

    Approve an Amendment to the        18,108,609   131,727    264,849   Adopted
    Investment Sub-Advisory Agreement
    with Capital Guardian Trust
    Company appointing Capital
    Guardian Trust Company as
    Investment Sub-Adviser to the
    State Farm Equity Fund.

    Approve an Amendment to the         9,200,841   361,069    447,261  Adopted
    Investment Advisory and Management
    Services Agreement with State Farm
    Investment Management Corp. (SFIMC)
    increasing the investment advisory
    and management services fee payable
    by the State Farm Small Cap Index
    Fund.

    Approve an Amendment to the         7,349,190   231,475    251,863   Adopted
    Investment Advisory and Management
    Services Agreement with SFIMC
    increasing the investment advisory
    and management services fee payable
    by the State Farm International
    Index Fund.


    Approve an Investment Sub-Advisory  9,383,467   158,829    466,874   Adopted
    Agreement with Northern Trust
    Investments, N.A. appointing
    Northern Trust Investments, N.A.
    as Investment Sub-Adviser to the
    State Farm Small Cap Index Fund.


    Approve an Investment Sub-Advisory  7,473,728    98,888    259,913   Adopted
    Agreement with Northern Trust
    Investments, N.A. appointing
    Northern Trust Investments, N.A.
    as Investment Sub-Adviser to the
    State Farm International Index Fund.


                 	                Votes       Votes
    Election of a Board of Trustees.    Cast For    Withheld  Abstentions Result
                                       ----------  ---------- ----------- -----
       Edward B. Rust, Jr.             172,556,201  9,303,490      0     Elected
       Michael L. Tipsord              172,676,358  9,183,333      0     Elected
       Thomas M. Mengler               172,529,679  9,330,012      0     Elected
       James A. Shirk                  172,565,745  9,293,946      0     Elected
       Donald A. Altorfer              172,593,608  9,266,083      0     Elected
       Victor J. Boschini              172,518,826  9,340,865      0     Elected
       David L. Vance                  172,599,451  9,260,240      0     Elected
       Alan R. Latshaw                 172,433,307  9,426,384      0     Elected



(d) Not Applicable